Exhibit 99.1

Supermicro Announces First Quarter Fiscal Year 2021
Financial Results and New Stock Repurchase Authorization

SAN JOSE, Calif. -- November 3, 2020 (BUSINESS WIRE) -- Super Micro Computer, Inc. (Nasdaq: SMCI), a global leader in high-performance, high-efficiency server and storage technology and green computing, today announced financial results for its first quarter of fiscal year 2021 ended September 30, 2020.

First Quarter Fiscal Year 2021 Highlights
•Net sales of $762 million versus $896 million in the fourth quarter of fiscal year 2020 and $800 million in the same quarter of last year.

•Gross margin of 17.0% versus 13.8% in the fourth quarter of fiscal year 2020 and 16.4% in the same quarter of last year.

•Net income of $27 million versus $18 million in the fourth quarter of fiscal year 2020 and $26 million in the same quarter of last year.

•Diluted net income per common share of $0.49 versus $0.34 in the fourth quarter of fiscal year 2020 and $0.51 in the same quarter of last year.

•Non-GAAP diluted net income per common share of $0.55 versus $0.68 in the fourth quarter of fiscal year 2020 and $0.68 in the same quarter of last year.

•Cash flow from operations of $121 million and capital expenditures of $12 million.

Non-GAAP gross margin for the first quarter of fiscal year 2021 was 17.1%, which adds back stock-based compensation expenses of $0.5 million. Non-GAAP diluted net income per common share for the first quarter of fiscal year 2021 was $0.55, which adds back stock-based compensation expenses of $7.2 million, special performance bonuses of $0.1 million, and other non-recurring expenses of $0.2 million, and excludes a credit of $2.1 million from an executive SEC settlement, all net of the related tax effects.

As of September 30, 2020, total cash, cash equivalents and restricted cash was $302 million and total bank debt was $36 million. Supermicro completed its previously announced $30 million share purchase program during Q1 2020.

“We were pleased to deliver Q1 revenue above the midpoint of our guidance range in a turbulent demand environment," said Charles Liang, Chairman and CEO. "As expected, a number of our enterprise customers slowed their spending last quarter, but we are encouraged to see significant progress and growth with several high profile customers last quarter. A recent improvement in business trends gives us confidence in our outlook to resume sequential growth. We are excited about our robust pipeline of innovative products extending into the next calendar year. We believe that our Q1 results will mark a near-term bottom as we aim to re-accelerate our growth through the remainder of fiscal 2021 and drive further growth in fiscal 2022."
Second Quarter Fiscal Year 2021 Guidance
The Company expects net sales of $780 million to $880 million, GAAP net income per diluted share of $0.25 to $0.47 and non-GAAP net income per diluted share of $0.35 to $0.58 for the second quarter of fiscal year 2021 ending December 31, 2020. The Company’s projections for GAAP and non-GAAP net income per diluted share both assume a tax rate of approximately 16% and a fully diluted share count of 56 million shares. The outlook for Q2 of fiscal year 2021 GAAP net income per diluted share includes approximately $7.0 million in expected stock-based compensation expense that is excluded from non-GAAP net income per diluted share.

Share Repurchase Authorization
The Company also announced today that, its Board of Directors has authorized a new stock repurchase program pursuant to which the Company may repurchase up to $50 million of its common stock. The stock repurchase program is effective until October 31, 2021 or until the maximum amount of common stock is repurchased, whichever occurs first.

"The stock repurchase program reflects our ongoing commitment to creating value for shareholders," said Charles Liang, Chairman and CEO of the Company. "We are currently taking an opportunistic approach to our stock repurchases while we continue to refine our longer-term capital allocation strategy."

Stock repurchases may be made from time to time at prevailing prices in the open market, including pursuant to a Rule 10b5-1 plan. There can be no assurance of how many shares will be repurchased, and the repurchase program may be suspended for periods or discontinued at any time. The timing and amount of any shares repurchased will be determined based on an evaluation of market conditions and other factors. Share repurchases will be funded with cash on hand.

The Company had approximately 51,782,128 shares of common stock outstanding on October 31, 2020.

Conference Call and Webcast Information
The Company will hold a phone conference to answer questions from institutional investors and financial analysts beginning at 2:00 p.m. Pacific Time (PT) on November 3, 2020.

The conference call can be accessed by registering online at:
http://www.directeventreg.com/registration/event/7507107

After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes. Registration is open up to the time of the live call, but to ensure access to the entire call, it is recommended that participants register at least 10 minutes before the start of the call.

The webcast can be accessed by registering online at:
https://event.on24.com/wcc/r/2626349/BFCD1F879C4694137390AB44F5B94A45

A replay of the webcast will be available shortly after the call on the Company’s investor relations website
(https://ir.supermicro.com) and will remain accessible for one year.

Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, the second quarter of fiscal year 2021 guidance, the first quarter of fiscal year 2021 revenue marking a near-term bottom and the ability to execute on our company strategy during the global COVID-19 pandemic. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) the global COVID-19 pandemic continues to present significant uncertainties for all parts of our business including our supply chain, our production operations and customer demand, (ii) our quarterly operating results may fluctuate, which could cause rapid declines in our stock price, (iii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iv) if we fail to meet publicly announced financial guidance or other expectations about our business, our stock could decline in value, (v) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (vi) adverse economic conditions may harm our business. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2020.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release adds back stock-based compensation expenses and special performance bonuses. Non-GAAP diluted net income per common share discussed in this press release adds back stock-based compensation expenses, special performance bonuses, and other non-recurring expenses, and excludes a credit from an executive SEC settlement, which are all adjusted for the related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. A reconciliation of gross margin to non-GAAP gross margin and from diluted net income per common share to non-GAAP diluted net income per common share is included in the tables below.

About Super Micro Computer, Inc.
Supermicro (Nasdaq:SMCI), the leading innovator in high-performance, high-efficiency server and storage technology is a premier provider of advanced server Building Block Solutions® for Enterprise Data Center, Cloud Computing, Artificial Intelligence, and Edge Computing Systems worldwide. Supermicro is committed to protecting the environment through its “We Keep IT Green®” initiative and provides customers with the most energy-efficient, environmentally-friendly solutions available on the market.

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names and trademarks are the property of their respective owners.

Investor Relations Contact

James Kisner
Vice President, Investor Relations
(669) 284-1259
email: ir@supermicro.com

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (unaudited)

	September 30,	June 30,
	2020	2020
ASSETS
Current assets:
Cash and cash equivalents	$300,089	$210,533
Accounts receivable, net of allowances	322,845	403,745
Inventories	773,856	851,498
Prepaid expenses and other current assets	82,731	126,985
Total current assets	1,479,521	1,592,761
Investment in equity investee	5,025	2,703
Property, plant and equipment, net	241,852	233,785
Deferred income taxes, net	55,122	54,898
Other assets	35,173	34,499
Total assets	$1,816,693	$1,918,646
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$333,359	$417,673
Accrued liabilities	121,710	155,401
Income taxes payable	6,325	4,700
Short-term debt	24,047	23,704
Deferred revenue	104,247	106,157
Total current liabilities	589,688	707,635
Deferred revenue, non-current	97,576	97,612
Long-term debt, net of debt issuance costs	11,980	5,697
Other long-term liabilities	44,707	41,995
Total liabilities	743,951	852,939
Stockholders’ equity:
Common stock and additional paid-in capital	400,157	389,972
Treasury stock	(50,491)	(20,491)
Accumulated other comprehensive gain (loss)	95	(152)
Retained earnings	722,812	696,211
Total Super Micro Computer, Inc. stockholders’ equity	1,072,573	1,065,540
Noncontrolling interest	169	167
Total stockholders’ equity	1,072,742	1,065,707
Total liabilities and stockholders’ equity	$1,816,693	$1,918,646

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
 (unaudited)

	Three Months Ended September 30,
	2020	2019
Net sales	$762,250	$799,804
Cost of sales	632,335	668,875
Gross profit	129,915	130,929
Operating expenses:
Research and development	54,798	49,572
Sales and marketing	20,292	20,194
General and administrative	24,379	28,298
Total operating expenses	99,469	98,064
Income from operations	30,446	32,865
Other income (expense), net	(841)	1,589
Interest expense	(674)	(552)
Income before income tax provision	28,931	33,902
Income tax provision	(3,660)	(8,568)
Share of income from equity investee, net of taxes	1,330	1,011
Net income	$26,601	$26,345
Net income per common share:
Basic	$0.51	$0.52
Diluted	$0.49	$0.51
Weighted-average shares used in calculation of net income per common share:
Basic	52,329	50,274
Diluted	54,426	51,704

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended September 30,
	2020	2019
Cost of sales	$503	$395
Research and development	3,702	3,130
Sales and marketing	517	436
General and administrative	2,448	1,093
Stock-based compensation expense	$7,170	$5,054

SUPER MICRO COMPUTER, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
 (unaudited)

	Three Months Ended September 30,
	2020	2019
Net cash provided by operating activities	$120,555	$5,560
Net cash used in investing activities	(11,851)	(13,325)
Net cash used in financing activities	(19,327)	(1,715)
Effect of exchange rate fluctuations on cash	185	(38)
Net increase (decrease) in cash, cash equivalents and restricted cash	89,562	(9,518)
Cash, cash equivalents and restricted cash at the beginning of the period	212,390	262,140
Cash, cash equivalents and restricted cash at the end of the period	$301,952	$252,622

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except share and per share amounts)
 (unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
GAAP GROSS PROFIT	$129,915	$123,517	$130,929
Stock-based compensation	503	355	395
Special performance bonuses	—	1,201	—
Other expenses	20	39	—
Non-GAAP GROSS PROFIT	$130,438	$125,112	$131,324

GAAP GROSS MARGIN	17.0%	13.8%	16.4%
Stock-based compensation expenses	0.1%	—%	—%
Special performance bonuses	—%	0.2%	—%
Other expenses	—%	—%	—%
Non-GAAP GROSS MARGIN	17.1%	14.0%	16.4%

GAAP OPERATING EXPENSE	$99,469	$114,089	$98,064
Stock-based compensation	(6,667)	(5,011)	(4,659)
Executive SEC settlement	2,122	—	—
Special performance bonuses	(90)	(16,224)	—
Other expenses	(221)	(638)	—
Controls remediation	—	(1,004)	(7,660)
Non-GAAP OPERATING EXPENSE	$94,613	$91,212	$85,745

GAAP INCOME FROM OPERATIONS	$30,446	$9,428	$32,865
Stock-based compensation	7,170	5,366	5,054
Executive SEC settlement	(2,122)	—	—
Special performance bonuses	90	17,425	—
Other expenses	241	677	—
Controls remediation	—	1,004	7,660
Non-GAAP INCOME FROM OPERATIONS	$35,825	$33,900	$45,579

GAAP NET INCOME	$26,601	$18,450	$26,345
Stock-based compensation	7,170	5,366	5,054
Executive SEC settlement	(2,122)	—	—
Special performance bonuses	90	17,425	—
Other expenses	241	677	—
Controls remediation	—	1,004	7,660
Adjustments to tax provision	(1,183)	(5,101)	(3,049)
Non-GAAP NET INCOME	$30,797	$37,821	$36,010

GAAP NET INCOME PER COMMON SHARE – BASIC	$0.51	$0.35	$0.52
Impact of Non-GAAP adjustments	0.08	0.37	0.20
Non-GAAP NET INCOME PER COMMON SHARE – BASIC	$0.59	$0.72	$0.72

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except share and per share amounts)
 (unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.49	$0.34	$0.51
Impact of Non-GAAP adjustments	0.06	0.34	0.17
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.55	$0.68	$0.68

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE

BASIC – GAAP	52,329	52,240	50,274
BASIC - Non-GAAP	52,329	52,240	50,274

DILUTED – GAAP	54,426	54,218	51,704
DILUTED - Non-GAAP	55,883	55,595	53,325